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                                   EXHIBIT 5.1

                      OPINION AND CONSENT OF JOSEPH I. EMAS

                                 JOSEPH I. EMAS
                                 Attorney-at-law
                            1224 Washington Boulevard
                           Miami Beach, Florida 33139


August 29, 2003

Coach Industries Group, Inc.
9600 W. Sample Road,
Suite 505,
Coral Springs, Florida 33065

         Re:      Coach Industries Group, Inc. (the "Company")
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         You have requested my opinion with respect to the shares of the Company's common stock, par value $.001 per share (the "Common Stock"), included in the Registration Statement on Form S-8 (the "Form S-8") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As special counsel to the Company, I have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as I deem relevant and necessary for the opinions expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, I are of the opinion that the shares of Common Stock being registered in the Form S-8 will, once issued as contemplated under the Form S-8, shall have been duly and validly issued, and shall be fully paid and non-assessable.

         In rendering this opinion, I advise you that I am a member the Bars of the States of Florida, New York and New Jersey and express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.


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         This opinion has been  prepared  and is to be  construed in  accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         I hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Joseph I. Emas
                                                   ------------------
                                                   Joseph I. Emas


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